UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.  )

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EASYLINK SERVICES INTERNATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EASYLINK SERVICES INTERNATIONAL CORPORATION

6025 The Corners Parkway, Suite 100

Norcross, Georgia 30092

(678) 533-8000

November 26, 2008

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of EasyLink Services International Corporation for the fiscal year ended July 31, 2008, which will be held on Thursday, January 8, 2009 at 10:00 a.m., Eastern Time, at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092. At the annual meeting, we will transact and act upon such business as described in the Notice of Annual Meeting of Stockholders and the Proxy Statement following this letter and give a current report on our business.

We hope that you will be able to attend the annual meeting in person. However, whether or not you plan to attend, to ensure that your vote is counted, please mark, date and sign the enclosed proxy card and return it to us as soon as possible in the enclosed prepaid envelope. If you have any questions or need assistance in voting your shares, please contact Jonathan Wilson at (678) 533-8000.  The Board of Directors and management look forward to seeing you at the annual meeting.

Sincerely yours,

Thomas J. Stallings

Chief Executive Officer

EASYLINK SERVICES INTERNATIONAL CORPORATION

6025 The Corners Parkway, Suite 100

Norcross, Georgia 30092

(678) 533-8000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of EasyLink Services International Corporation (the “Company”), for the fiscal year ended July 31, 2008, will be held at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, at 10:00 a.m., Eastern Time, on Thursday, January 8, 2009 (the “Annual Meeting”), for the following purposes:

1.

to elect the directors to the Company’s Board of Directors;

2.

to ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2009; and

3.

 to transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on November 14, 2008 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Company’s executive offices, located at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092 during the ten-day period before the Annual Meeting.

By Order of the Board of Directors,

Jonathan B. Wilson

Vice President, General Counsel and Secretary

Norcross, Georgia

November 26, 2008

EASYLINK SERVICES INTERNATIONAL CORPORATION

6025 The Corners Parkway, Suite 100

Norcross, Georgia 30092

________________________________

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 8, 2009

_________________________________

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors of EasyLink Services International Corporation, a Delaware corporation (the “Company”), is soliciting your proxy for use at the Company’s annual meeting of stockholders for the fiscal year ended July 31, 2008 (the “Annual Meeting”), to be held at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, at 10:00 a.m., Eastern Time, on Thursday, January 8, 2009, and any postponement or adjournment thereof.

The term “proxy materials,” includes this Proxy Statement, the enclosed proxy card and a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2008 (restated to incorporate the one amendment to Item 9A thereof).

The Company intends to mail the proxy materials on or about December 2, 2008 to all of its stockholders entitled to vote. The Company has fixed the close of business on November 14, 2008 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

Stockholders Entitled to Vote

Only holders of record of the Company’s class A common stock and series C preferred stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting.

On the Record Date, the Company had 24,233,748 shares of class A common stock and 5,000 shares of series C preferred stock outstanding, respectively. Each holder of class A common stock is entitled to one vote for each share held on the Record Date and each holder of series C preferred stock is entitled to 44.76 votes for each share held on the Record Date. Holders of series C preferred stock are entitled to vote together with the holders of the class A common stock as a single class.

Voting Procedures

The purpose of this Annual Meeting is to consider and vote upon the proposals that are listed in the accompanying Notice of Annual Meeting of Stockholders and further described in this Proxy Statement. You can vote on each proposal by filling out and returning the enclosed proxy card in the enclosed envelope or by attending the Annual Meeting in person.

Voting by Mail. By signing and returning the enclosed proxy card in accordance with the instructions on the proxy card, you are authorizing the individuals named on the proxy card, known as “proxies,” to vote your shares at the Annual Meeting in the manner indicated on the proxy card. The Company encourages you to sign and return the enclosed proxy card even if you plan to attend the Annual Meeting in person to ensure that your shares are voted if you are unable to attend the Annual Meeting. If your shares are held in “street name,” meaning that they are held for you by a broker, bank or other nominee, you will receive a copy of the proxy materials as well as voting instructions from your broker, bank or other nominee explaining how you can vote your shares by mail. You should vote your shares in accordance with those instructions.

Your shares will be voted in accordance with the instructions indicated on the proxy card. If you sign and return the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•

FOR the nominees for election to the Company’s Board of Directors; and

•

FOR the ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2009.

If you receive more than one proxy card and hold your shares in multiple accounts, please complete and return each proxy card in accordance with the instructions set forth therein to ensure that all of your shares are voted. The Company encourages you to consolidate multiple accounts by contacting your broker, bank or other nominee, if you hold your shares through a nominee account, or otherwise through the Company’s transfer agent, American Stock Transfer & Trust Company at (718) 921-8200. Please note that shares held in certain types of accounts cannot be consolidated with other accounts. For example, retirement and non-retirement accounts generally cannot be consolidated.

Voting in Person at the Annual Meeting. If you plan to attend the Annual Meeting and vote in person, the Company will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name on the Record Date, you are considered a stockholder of record as of the Record Date and you have the right to vote in person at the Annual Meeting. If your shares are held in “street name” and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from your broker, bank or other nominee authorizing you to vote the shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•

sign and return another proxy card bearing a later date;

•

provide written notice of the revocation to Jonathan B. Wilson, the Company’s Secretary, at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092; or

•

attend the Annual Meeting and vote in person.

Please note, however, that simply attending the Annual Meeting will not, by itself, revoke your proxy.

Quorum Requirement

The holders of a majority of the total votes represented by shares of the Company’s class A common stock and series C preferred stock outstanding on the Record Date, whether present at the Annual Meeting in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each stockholder who signs and returns the enclosed proxy card will be counted as present for the purposes of determining the presence of a quorum at the Annual Meeting, whether or not the stockholder abstains on all or any proposal to be acted on at the meeting. Abstentions and broker non-votes (as defined below) will both be counted toward the quorum requirement.

Votes Required for Each Proposal

The vote required and method of calculation for the proposals to be considered at the Annual Meeting is as follows:

•

Proposal 1 — Election of Directors. The election of each of the nominees listed in Proposal 1 requires the vote of a plurality of the votes cast at the Annual Meeting.

•

Proposal 2 — Ratification of the Appointment of Friedman LLP as the Company’s Independent Registered Public Accounting Firm. The ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2009 requires the affirmative vote of a majority of the votes present, in person or by proxy, at the Annual Meeting and voting on Proposal 2.

You may either vote “for” or “withhold” your vote for the election of any nominee as a director. You may vote “for,” “against” or “abstain” from voting on Proposal 2.

Abstentions and Broker Non-Votes

If you return a signed proxy card indicating an abstention from voting on a proposal, the shares so represented by the proxy card will be counted as present toward the quorum requirement, but such shares will not be voted on the proposal. Because the directors are elected by a plurality of the votes cast, the nominees who receive the most votes for the available directorships will be elected as directors. Accordingly, an abstention will have no effect on the election of directors. If you abstain from voting on Proposal 2, your abstention will not be counted as having been voted on this proposal and will have no effect.

If your shares are held in “street name” and you do not give instructions to your broker, bank or other nominee, your broker, bank or other nominee can vote your shares with respect to “discretionary” items, including Proposals 1 (Election of Directors) and 2 (Ratification of the Appointment of Independent Registered Public Accounting Firm). Discretionary items are proposals considered routine under applicable rules on which your broker, bank or other nominee may vote shares held in street name in the absence of your voting instructions.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. To the extent your broker, bank or other nominee submits a broker non-vote with respect to your shares on a proposal, your shares will be counted toward the quorum requirement, but will not be deemed as having been voted on that proposal.

Proxy Solicitation Costs

The Company will bear the entire cost of soliciting proxies to be voted at the Annual Meeting, including the preparation, printing and mailing of proxy materials. To date, the Company has not made any expenditure for and in furtherance of the solicitation of proxies to be voted at the Annual Meeting. The Company estimates that the total costs of soliciting proxies to be voted at the Annual Meeting will amount to approximately $30,000. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone, telegram or facsimile. No additional compensation will be paid to such persons for such solicitation.

The Company will reimburse brokers, banks and other nominees for their reasonable out-of-pocket expenses for forwarding the proxy materials to you.

Deadline for Receipt of Stockholder Proposals for the 2009 Annual Meeting

As a stockholder, you may be entitled to present proposals for action at the 2009 annual meeting of stockholders if you comply with the requirements of Company’s bylaws (the “Bylaws”). You may contact the Company’s Secretary at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092 for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals. The Bylaws require stockholders to give advance notice of such proposal no more than 120 days and no less than 75 days in advance of the anniversary date of the 2008 annual meeting. Accordingly, with respect to the Company’s 2009 annual meeting of stockholders, the Bylaws require notice to be received by the Company at its executive offices at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, as early as September 10, 2009 but no later than October 25, 2009.

Proposals of the stockholders intended to be presented for consideration at the Company’s 2009 annual meeting of stockholders must be received by the Company at its principal executive offices no later than Thursday, July 30, 2009, in order to be eligible for inclusion in the proxy materials relating to that meeting. If a stockholder fails to provide timely notice of a proposal to be presented at the 2009 annual meeting, the Company may exclude such stockholder proposal from its proxy materials.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Bylaws provide that a maximum of ten directors may serve on the Company’s Board of Directors with the exact number to be fixed by a resolution of the Directors. The Board of Directors of the Company currently has six members. Each Director serves for a term of one year, or until his or her successor is elected and qualified. The Board of Directors has set the number of directors constituting the Board of Directors as of and following the annual meeting of stockholders for the fiscal year ended July 31, 2008, to be held on January 8, 2009, at six, and the Board of Directors has nominated Richard J. Berman, Kim D. Cooke, Donald R. Harkleroad, Paul D. Lapides, John S. Simon and Thomas J. Stallings as directors.

If you sign and return the enclosed proxy, your shares will be voted for all of the directors nominated unless you indicate on your proxy card that you are withholding your vote for a nominee. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy may be voted for a substitute nominee designated by the Board of Directors to fill the vacancy. The Company has no reason to believe that any of the nominees for election will not be available to serve his prescribed term.

The names of the current directors and the nominees for election as directors and certain background information about such persons as of November 15, 2008 is set forth below. Information as to stock ownership of the current directors and the nominees for election as directors is set forth below under “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Vote Required for Approval

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect the nominees as directors. This means that the nominees will be elected if they receive more affirmative votes than any other person.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE NOMINEES FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING AND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

Director Nominees

Richard J. Berman, age 66, joined the Company in September 1998 as Chairman and Chief Executive Officer and served as the Company’s Chief Executive Officer from 1998 until June 1999. Mr. Berman’s business career spans over thirty-five years of venture capital, management and merger and acquisitions experience. Mr. Berman is on the board of directors of eight public companies: Morlex, Inc., Broadcaster, Inc., NexMed, Inc., National Investment Managers, Inc., Advaxis, Inc., NeoStem, Inc., and Secure Fortress Technology Systems (trading in the United Kingdom and listed on the Frankfurt Exchange). Previously, Mr. Berman worked at Goldman Sachs and was Senior Vice President of Bankers Trust Company, where he started the M&A and Leverage Buyout Departments.  Mr. Berman helped create the largest battery company in the world by merging Prestolite, General Battery and Exide to form Exide Technologies and helped create what is now the Soho district of New York City by developing five buildings. Mr. Berman is a past director of the Stern School of Business of NYU, where he received BS and MBA degrees. Mr. Berman also has United States and foreign law degrees from Boston College and The Hague Academy of International Law, respectively.

Kim D. Cooke, age 53, has served as a member of the Board of Directors since December 2000 and was appointed the Company’s lead director in November 2003 and as Chairman of the Board in September 2005. Mr. Cooke founded Blue Water Capital, L.L.C., a private venture capital firm, in 1995 and today serves as its managing director.  Blue Water Capital raises and manages capital for investment and currently has almost $100 million under management.  Trained as a transactional lawyer, Mr. Cooke has extensive business and legal experience working with credit, insurance and financial services companies in the United States, Europe and Latin America.  Mr. Cooke has served on several corporate boards in his capacity at Blue Water Capital. In addition to EasyLink, he serves on the boards of Aptara, Inc., FedBid, Inc., Imex Systems Inc., Keel Point, LLC and US Energia, Inc. Mr. Cooke’s not for profit activities include service on the Board of Family Life, AMO International, Inc., and the Dean's Advisory Board of the Florida State University College of Visual Arts, Theatre and Dance.

Donald R. Harkleroad, age 64, joined the Company as a director in June 2004 following the Company’s acquisition of Electronic Commerce Systems, Inc., of which Mr. Harkleroad was Chairman. Mr. Harkleroad is the founder and President of The Bristol Company, a diversified investment and management holding company formed in 1983, and is an officer and director of several of its subsidiaries and affiliated companies. Additionally, Mr. Harkleroad serves on the board of directors of Summit Bank Corporation and Lighting Science Group Corporation. Mr. Harkleroad is also a transactional lawyer and private investor with extensive management, investment and entrepreneurial experience.

Paul D. Lapides, age 54, has served as a member of the Board of Directors since October 2005. Mr. Lapides is Director of the Corporate Governance Center at the Michael J. Coles College of Business at Kennesaw State University, where he has been a professor of management and entrepreneurship since 1993. Mr. Lapides currently serves on the board of directors of Sun Communities Inc. (NYSE: SUI) and Board of Directors Network, Inc. Mr. Lapides is a member of the Advisory Board of the National Association of Corporate Directors and served on the NACD’s Blue Ribbon Commission on Audit Committees. A certified public accountant, Mr. Lapides is the author or co-author of more than 100 articles and seven books on management and director responsibilities. Mr. Lapides received a BS with honors in economics from The Wharton School of the University of Pennsylvania and an MBA from New York University.

John S. Simon, age 52, has served as a member of the Board of Directors since October 2004. Mr. Simon has been the Chief Executive Officer of afterBOT, Inc. since 2002. afterBOT provides various services to retailers and their vendors using proprietary digital receipt technology. Mr. Simon has more than 27 years of experience in the retail industry, including 14 years with QRS Corporation, a provider of electronic commerce services to the retail industry, of which he was a founder in 1988, and 9 years with Carter Hawley Hale Stores. Mr. Simon was formerly a director of Electronic Commerce Systems, Inc., which was acquired by the Company in June 2004.

Thomas J. Stallings, age 61, joined the Company in December 2003 as Chief Operating Officer, in which position he served until April 2004, when he was appointed Chief Executive Officer. Mr. Stallings has also served on the Company’s Board of Directors since June 2004. Prior to joining the Company, Mr. Stallings spent seven years in the management of venture capital backed or privately held technology companies. Mr. Stallings was the president and chief operating officer of CoreHarbor, from October 2002 to June 2003, where his efforts led to the effective merger between CoreHarbor and USinternetworking Inc. From 1999 to 2002, Mr. Stallings served as president and chief executive officer of Cambar Software Inc. and was successful in completing the sale of the company to a private investment group in November 2002. From 1997 to 1999, Mr. Stallings served as president and chief executive officer of Analytika, Inc., where he effectively grew this early stage software development firm and completed the sale of the company in late 1999 to Dendrite International. From 1995 to 1996, Mr. Stallings was a vice president with Oracle, responsible for sales and marketing to Oracle’s top enterprise customers in the telecommunications industry. Prior to 1996, Mr. Stallings held management and executive positions at IBM with progressively greater levels of responsibility.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. None of the nominees for election as a director nor any continuing director has any family relationship with any other director or any executive officer of the Company.

Executive Officers

The following individuals serve as the Company’s executive officers as of November 14, 2008:

Name	Position

Thomas J. Stallings (1)	Chief Executive Officer
Glen E. Shipley	Chief Financial Officer
Teresa A. Deuel	Executive Vice President, Development and Customer Support
Kevin R. Maloney	Executive Vice President of Worldwide Sales and Marketing
Chris A. Parker	Executive Vice President of Production Operations

______________________

(1)

Information for Thomas J. Stallings is provided above under “Director Nominees.”

Glen E. Shipley, age 58, joined the Company as Chief Financial Officer on November 1, 2004. From March 2004 until November 2004, Mr. Shipley served as a financial consultant to several commercial enterprises. From May 2003 to March 2004, Mr. Shipley served as Chief Financial Officer of Melita International, Inc., which was acquired by Concerto Software, Inc. From February 2002 to May 2003, Mr. Shipley served as a consultant for various software and genomics companies on operational and financial issues. From October 2000 to January 2002, Mr. Shipley served as Chief Financial Officer and Administrative Officer for eshare communications, Inc., a leading provider of integrated customer interaction and intelligent call management solutions, which was later acquired by divine, Inc. Mr. Shipley is a certified public accountant and is a current member of the bar in Washington State. Mr. Shipley holds B.A. and M.B.A. degrees from The University of California at Los Angeles and a J.D. degree from Seattle University.

Teresa A. Deuel, age 47, serves as the Company’s Executive Vice President, Development and Customer Support. Ms. Deuel formerly served as the Company’s Chief Marketing Officer with responsibility for corporate and product marketing, product management and product development since July 2006. Prior to that, Ms. Deuel was the Company’s Senior Vice President of Customer Communications, Service and Support from May 2005 until June 2005, overseeing marketing, the EC Service Center and technical and customer support. Ms. Deuel joined the Company in June 2004 as Vice President of Strategy and Marketing. From June 2000 until May 2004, Ms. Deuel was Vice President of Strategy and Marketing for Integrated Supply Chain Group, a privately held company focused on supply chain software and services. Prior to that, Ms. Deuel held roles of increasing responsibility in engineering, sales and marketing at IBM, ending her 16-year career as an Americas’ Brand Manager, responsible for the sales, marketing and operations of a $1.2 billion product portfolio in the personal computer division. Ms. Deuel holds a BS in electrical engineering from the University of Tennessee and an MBA from Duke University.

Kevin R. Maloney, age 54, is the Company’s Executive Vice President of Worldwide Sales and Marketing. Mr. Maloney joined the Company on December 1, 2007 as Senior Vice President. Mr. Maloney brings over 30 years of high tech experience to the Company. He is responsible for driving worldwide revenue through worldwide sales, marketing and services of the Company’s management solutions. Prior to joining the Company, Mr. Maloney was the Executive Vice President for Worldwide Sales for Network General Corporation from June 2007 to November 2007.  Prior to that, Mr. Maloney was the Vice President of Worldwide Sales for Check Point Software from July 2005 to June 2007.  Prior to that, Mr. Maloney was a Vice President in Sales/Americas for IBM.  Maloney spent 28 years at IBM in various sales and sales management positions in Asia, Europe and the United States. Mr. Maloney has extensive experience in hardware and software sales, distribution channel marketing, strategic planning and operations with responsibility for revenue generation, distribution channel efficiency and customer satisfaction. Mr. Maloney holds a Bachelor of Arts degree in Political Science from Wheeling Jesuit University in Wheeling, West Virginia and a Master of Business Administration degree from Mercer University in Atlanta, Georgia.

Chris A. Parker, age 38, is the Company’s Executive Vice President of Production Operations.  Mr. Parker joined the Company in October 2005 as Director of Information Technology.  Mr. Parker brings nearly 20 years of technology experience and leadership to the Company. Prior to joining EasyLink, Mr. Parker served as Director of Information Technology for DataScan Technologies LLC, from September 2002 to June 2005, a privately owned company focused on providing global, financial risk management solutions and services for banks and financial captives.  Prior to DataScan, Mr. Parker spent more than 10 years in leadership positions in the healthcare technology industry, including companies such as CareCentric Inc., AmericanCareGiver.com, Georgia Baptist Healthcare Systems, HBO & Company/McKesson Corp. and Mercy Healthcare.

Board of Directors and Committee Meetings

The Board of Directors held ten meetings during the fiscal year ended July 31, 2008. All of the Company’s directors attended at least 75% of the aggregate number of the meetings of the Board of Directors and any applicable committee held while they were members of the Board of Directors or the applicable committee. The Board of Directors has standing audit, compensation and governance committees.

Because the Company schedules its Board of Directors meeting in conjunction with the annual meeting of stockholders, members of the Board of Directors are invited to the annual meeting of stockholders, and all six directors attended the Company’s last annual meeting.

The following table shows the membership of the standing committees of the Board of Directors as of November 15, 2008.

Name	Audit	Compensation	Governance
Richard J. Berman	X	X
Kim D. Cooke		X	X
Donald R. Harkleroad	X		X
Paul D. Lapides	X		X
John S. Simon		X

Audit Committee

The Audit Committee consists of Messrs. Lapides (Chairman), Berman and Harkleroad, each of whom are non-employee directors, and its responsibilities include acting as the liaison between the Company and its independent public accountants and performing such other functions as are set forth in the Audit Committee Charter. Mr. Lapides has served as Chairman of the Audit Committee since October 2005. During the fiscal year ended July 31, 2008, the Audit Committee met six times. The report of the Audit Committee for the 2008 fiscal year can be found on page 24 of this Proxy Statement. All present members of the Audit Committee satisfy the independence and experience requirements applicable to members of the audit committee of a NASDAQ-traded company, as well as the audit committee independence standards established by the Securities and Exchange Commission (the “SEC”). The Board of Directors has determined that Mr. Lapides is an “audit committee financial expert” and “independent” as defined by the applicable rules of the SEC.

The Board of Directors has adopted an Audit Committee Charter, a copy of which is available on the Company’s website at www.easylink.com by following the links for About EasyLink, Corporate Governance and Audit Committee Charter.

Compensation Committee

The Compensation Committee consists of Messrs. Simon (Chairman), Berman and Cooke, each of whom are non-employee directors, and its responsibilities include the granting of equity awards under and the administration of the Company’s 2005 Stock Incentive Plan, as amended (the “2005 Plan”), reviewing and approving the compensation of the executive officers and such other employees of the Company as are designated by the Board of Directors and making recommendations to the Board of Directors with respect to standards for setting compensation levels. During the fiscal year ended July 31, 2008, the Compensation Committee met three times. The report of the Compensation Committee on Executive Compensation for the 2008 fiscal year can be found on page 24 of this Proxy Statement. The Board of Directors has adopted a Compensation Committee Charter, a copy of which is available on the Company’s web site at www.easylink.com by following the links for About EasyLink, Corporate Governance and Compensation Committee Charter.

Governance Committee

The Governance Committee consists of Messrs. Harkleroad (Chairman), Cooke and Lapides, each of whom have been determined by the Board of Directors to be independent within the meaning of Rule 4200(a)(15) of the NASD listing standards and the applicable rules of the SEC. Mr. Harkleroad serves as Chairman of the Governance Committee. The Governance Committee met one time in the fiscal year ended July 31, 2008. The Board of Directors has adopted a Governance Committee Charter, a copy of which is available on the Company’s website at www.easylink.com by following the links for About EasyLink, Corporate Governance and Governance Committee Charter.

Function. The function of the Governance Committee is to assist the Board of Directors by: (1) developing and recommending to the Board of Directors for approval criteria for the selection of nominees for election or appointment to the Board of Directors, (2) recommending director nominees for election or appointment to the Board of Directors consistent with criteria approved by the Board of Directors, (3) recommending to the Board of Directors appropriate director nominees for board committees, (4) recommending compensation for non-employee directors for their service on the Board of Directors and committees of the Board of Directors, (5) developing and recommending to the Board of Directors corporate governance principals applicable to the Company, (6) developing and recommending to the Board of Directors procedures to permit more effective communication from stockholders to the Board of Directors, and (7) leading the Board of Directors and its committees in their annual performance review.

Director Qualification. In identifying qualified individuals to become members of the Board of Directors, the Governance Committee selects candidates whose attributes it believes would be most beneficial to the Company. The Governance Committee evaluates each individual’s experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board of Directors.

Identification and Evaluation of Director Candidates. The Governance Committee identifies, screens and recommends a qualified slate of nominees to the Board of Directors for election each fiscal year based on the qualifications set forth above and the need to fill vacancies or expand the size of the Board of Directors. The Governance Committee generally identifies director nominees through the personal, business and organizational contacts of existing directors and management. However, the Governance Committee may use a variety of sources to identify director nominees, including third-party search firms, counsel, advisors and stockholder recommendations. Candidates recommended by the Company’s stockholders are generally evaluated in the same manner as candidates from other sources.

Stockholder Nominations for Director. The Governance Committee has developed and recommended provisions that address the process by which a stockholder may recommend and nominate a candidate to stand for election to the Board of Directors at the Company’s annual meeting of stockholders. Generally, stockholders desiring to make such recommendations should submit a written notice of the recommendation to the Chief Executive Officer of the Company. In order for any nomination notice to be considered timely for next year’s annual meeting of stockholders, the written notice must be received by the Chief Executive Officer of the Company not less than 75 days nor more than 120 days in advance of the first anniversary of the previous year’s annual meeting of stockholders. Stockholders may contact the Corporate Secretary at the Company’s executive offices for a copy of the relevant provisions regarding the requirements for nominating director candidates.

In fiscal year 2008, the Governance Committee considered the Company’s current directors and other candidates to fill the slate of nominees for election to the Board of Directors. Based on an evaluation of the background, skills and areas of expertise represented by the various candidates, the Governance Committee determined that the current directors possess the appropriate mix of skills and experience and recommended that the members of the Board be re-nominated.

The holders of the Company’s series C preferred stock are entitled to select one director to serve on the Board of Directors. As of the date of this Proxy Statement, the holders of the Company’s series C preferred stock had not exercised their right to select a director.

Communication with Board of Directors

The Company encourages stockholder communication with the Board of Directors. Stockholders and other interested parties may communicate with the Board of Directors by sending their correspondence to:

EasyLink Services International Corporation, Non-Management Directors

c/o Chairman of the Board

EasyLink Services International Corporation

6025 The Corners Parkway, Suite 100

Norcross, Georgia 30092

Any communication should indicate that the author is an EasyLink stockholder and clearly specify whether the communication is intended to be made to the entire Board of Directors or to one or more particular director(s).

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee during the fiscal year ended July 31, 2008 were independent directors, and no member was an employee or former employee of the Company. No Compensation Committee member had any relationship requiring disclosure under “Certain Relationships and Related Transactions,” on page 24 below. During the fiscal year ended July 31, 2008, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

Director Compensation

The Company’s directors are entitled to receive annual compensation of $45,000 for serving on the Board of Directors. This compensation is payable in cash. The directors are also reimbursed for all reasonable expenses incurred by them in connection with serving as directors of the Company. In addition, each Director receives an annual grant of restricted class A common shares of the Company having a value of $10,000.  Each Director serving as the chair of the Audit Committee, Compensation Committee or Governance Committee is entitled to an additional grant of restricted class A common shares having a value of $5,000.  The Chairman of the Board is entitled to an additional grant of restricted class A common shares having a value of $10,000.  In each case the value of the restricted stock is determined based upon the NASDAQ closing price on the date of grant.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Kim D. Cooke Chairman of the Board	41,250	11,664	52,914
Richard J. Berman	41,250	5,831	47,081
Donald R. Harkleroad	41,250	8,746	49,996
Paul D. Lapides	41,250	8,746	49,996
John S. Simon	41,250	8,746	49,996

__________________________

(1)

The fair value on the date of grant for the stock awards noted above was $15,568 each for Mr. Harkleroad, Mr. Lapides and Mr. Simon, $10,378 for Mr. Berman and $20,760 for Mr. Cooke.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Friedman LLP as Independent Registered Public Accounting Firm

The Audit Committee has appointed Friedman LLP to be the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2009. The stockholders are asked to ratify the appointment of Friedman LLP at this Annual Meeting.

Friedman LLP audited the Company’s annual financial statements for the fiscal year ended July 31, 2008.  Tauber & Balser, P.C. audited the Company’s annual financial statements for the fiscal year ended July 31, 2007.  The Audit Committee appointed Friedman LLP to audit the Company’s annual financial statements for the fiscal year ended July 31, 2008 and that appointment was ratified by the Company’s stockholders at the Company’s Annual Meeting on January 8, 2008.

Because the Company’s annual financial statements include comparisons to past periods, the Company must obtain the consent of Tauber & Balser, P.C. in connection with comparisons to periods previously audited by Tauber & Balser, P.C.  As a consequence, the Company continues to incur fees from Tauber & Balser, P.C. in connection with obtaining such consents.

The Company expects that representatives of Friedman LLP will be present, either in person or by telephone, at the Annual Meeting, will have the opportunity to make statements if they desire to do so and will be available to answer any appropriate questions.

Audit Fees

The aggregate fees billed by Friedman LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ending July 31, 2008 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the same fiscal year, was $426,665. The aggregate fees billed by Tauber & Balser, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ending July 31, 2007 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the same fiscal year, was $247,001.

Audit-Related Fees

There were no fees billed by Friedman LLP or Tauber & Balser, P.C. for audit-related services rendered to the Company for the fiscal years ending July 31, 2007 and July 31, 2008.

Tax Fees

There were no fees billed by either Tauber & Balser, P.C. or Friedman LLP for tax compliance, tax advice or tax planning services, rendered to the Company for the fiscal years ending July 31, 2007 and July 31, 2008.

All Other Fees

There were no other fees billed by Tauber & Balser, P.C. or Friedman LLP for services rendered to the Company for the fiscal years ending July 31, 2007 and July 31, 2008.

Pre-Approval Policies

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services provided by the independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by Tauber & Balser, P.C. during fiscal year 2007 and all audit and non-audit services provided by Friedman LLP during fiscal year 2008.

The Audit Committee determined that the provision by Tauber & Balser, P.C. and Friedman LLP of non-audit services was compatible with maintaining the independence status of each of those firms.

Vote Required For Ratification

The Audit Committee is responsible for selecting the Company’s independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint Friedman LLP as the Company’s independent registered public accounting firm for fiscal year ending July 31, 2009. The Board of Directors believes, however, that submitting the appointment of Friedman LLP to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment of Friedman LLP, the Audit Committee will review its future selection of the independent registered public accounting firm.

The ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes present at the Annual Meeting in person or by proxy and voting on the proposal.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF FRIEDMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF FRIEDMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 31, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percent of shares of the Company’s class A common stock that, as of November 14, 2008, are deemed under the rules of the SEC to be “beneficially owned” by:

•

each person or “group” (as that term is used in the Securities Exchange Act of 1934) that is known by the Company to beneficially own more than 5% of the Company’s class A common stock;

•

each of the Company’s current directors and the nominees for election as directors;

•

each of the Company’s named executive officers; and

•

all the Company’s current directors, nominees for election as directors and executive officers as a group.

The percentage of beneficial ownership table is based upon 24,233,748 shares of class A common stock outstanding as of November 14, 2008 and includes shares of class A common stock that may be acquired within 60 days of November 14, 2008. The address for those individuals for which an address is not otherwise provided is c/o EasyLink Services International Corporation, 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092. To the Company’s knowledge, except as indicated in the footnotes to the following table and pursuant to applicable community property laws, the persons named in the table have sole voting power and investment power with respect to all shares of class A common stock listed as beneficially owned by them.

	Beneficial Ownership
Name and Address	Number	Percent

Principal Stockholders
JGD Management Corp. (1) c/o York Capital Management 767 Fifth Avenue, 17th Floor New York, New York 10153	2,662,754	9.9%

Wynnefield Capital Management, LLC (2) Nelson Obus Joshua Landes 450 Seventh Avenue, Suite 509 McLean, Virginia 10123	1,905,200	7.9%

Blue Water Venture Fund II, L.L.C. (3) 1420 Beverly Road, Suite 300 McLean, Virginia 22101	1,359,653	5.6%

Executive Officers, Directors and Nominees
Kim D. Cooke (4)	1,486,810	6.1%
Thomas J. Stallings (5)	941,000	3.8%
Donald R. Harkleroad (6)	544,544	2.2%
Richard J. Berman (7)	401,508	1.6%
Glen E. Shipley (8)	317,000	1.3%
Teresa A. Deuel (9)	247,000	1.0%
Kevin R. Maloney (10)	108,310	*%
John S. Simon (11)	37,234	*%
Paul D. Lapides (12)	26,206	*%
Christopher A. Parker (13)	21,000	*%
All current directors, nominees and executive officers as a group (10 persons)	4,130,612	15.9%

________________________

* Less than 1%

(1)

Based on an amendment to Schedule 13G filed with the SEC on April 10, 2008, jointly filed by JGD Management Corp., a Delaware corporation d//b/a York Capital Management and its investment advisor affiliates.  JGD Management Corp. may be deemed to have beneficial ownership over shares of class A common stock directly owned by its investment advisors affiliates and other managed accounts.  Consists of 2,662,754 shares of class A common stock owned by various investment advisory clients of York Capital Management, which are deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares.  In all cases, persons other than York Capital Management and its affiliates have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares and no individual client holds more than five percent of the class.  Excludes certain shares which may be issuable in the future upon the exercise of notes, warrants and additional investment rights.

(2)

Based on an amendment to Schedule 13G filed with the SEC on April 25, 2008, jointly filed by Wynnefield Capital Management, LLC and Wynnefield Capital, Inc. and their respective managing members or principal executive officers and investment advisor affiliates.  Consists of 1,905,200 shares of class A common stock owned by various investment advisory clients of Wynnefield Capital Management LLC and Wynnefield Capital, Inc., each of which is deemed to be beneficial owners of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to their discretionary power to make investment decisions over such shares for their clients and their ability to vote such shares.  Messrs. Obus and Landes are co-managing members of Wynnefield Capital Management, LLC and principal executive officers of Wynnefield Capital, Inc.  In all cases, persons other than Wynnefield Capital Management, LLC and Wynnefield Capital, Inc. and their affiliates have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares and no individual client holds more than five percent of the class.

(3)

Kim D. Cooke, a director of the Company, is a managing director of Blue Water Capital II, L.L.C. and the managing member of the Blue Water Venture Fund II, LLC.

(4)

Consists of 1,359,653 shares of class A common stock held by Blue Water Venture Fund II, LLC, as to which Mr. Cooke disclaims beneficial ownership, 65,000 shares of class A common stock issuable upon the exercise of options and 6,897 shares of unvested restricted class A common stock which Mr. Cooke has the right to vote.

(5)

Includes 841,000 shares of class A common stock issuable upon the exercise of options and 33,333 shares of unvested restricted class A common stock which Mr. Stallings has the right to vote.

(6)

Includes 10,000 shares of class A common stock issuable upon the exercise of options and 5,172 shares of unvested restricted class A common stock which Mr. Harkleroad has the right to vote. Also includes 529,372 shares of class A common stock owned by The Bristol Company of which Mr. Harkleroad is the President and sole stockholder.

(7)

Consists of 207,500 shares of class A common stock issuable upon the exercise of options and 3,448 shares of unvested restricted class A common stock which Mr. Berman has the right to vote.  Does not include 5,000 shares of class A common stock owned by Mr. Berman’s wife, in which shares Mr. Berman disclaims any beneficial interest.

(8)

Consists of 277,000 shares of class A common stock issuable upon the exercise of options and 16,667 shares of unvested restricted class A common stock which Mr. Shipley has the right to vote.

(9)

Consists of 227,000 shares of class A common stock issuable upon the exercise of options and 13,894 shares of unvested restricted class A common stock which Ms. Deuel has the right to vote.

(10)

Consists of 108,333 shares of class A common stock issuable upon the exercise of options.

(11)

Consists of 10,000 shares of class A common stock issuable upon the exercise of options and 5,172 shares of unvested restricted class A common stock which Mr. Simon has the right to vote. Also includes 22,062 shares of class A common stock, which Mr. Simon holds as custodian for his daughter and in which Mr. Simon disclaims any beneficial interest.

(12)

Consists of 10,000 shares of class A common stock issuable upon the exercise of options and 5,172 shares of unvested restricted class A common stock which Mr. Lapides has the right to vote.

(13)

Consists of 20,000 shares of class A common stock issuable upon the exercise of options and 1,000 shares of unvested restricted class A common stock which Mr. Parker has the right to vote.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

We designed the compensation program for our named executive officers to attract, motivate and retain key executives who drive the Company’s success. We achieve these objectives through a compensation package that:

•

provides competitive total compensation consisting of a mix of annual salary, standard benefits, cash performance incentives and stock performance incentives;

•

provides a significant portion of total compensation linked to achieving performance goals that we believe will create stockholder value in the near and long term;

•

differentiates rewards based on the contributions of the officer to the Company’s overall performance; and

•

encourages our named executive officers to act as owners with an equity stake in the Company.

Determining Executive Compensation

Determining the Chief Executive Officer’s Compensation. The independent members of the Board of Directors approve the compensation of the Chief Executive Officer. The Compensation Committee makes a recommendation to the independent directors for the Chief Executive Officer’s base salary and bonus. The Compensation Committee meets in executive session to formulate its recommendation for the Chief Executive Officer’s base pay and bonus. These recommendations are based on:

•

the Chief Executive Officer’s historical earnings, value of unvested equity incentives, benefits, perquisites and potential severance payments;

•

an evaluation of the compensation of chief executives at peer group companies;

•

the earnings of our other named executive officers; and

•

an evaluation of the Chief Executive Officer’s performance for the fiscal year conducted by the Compensation Committee.

The evaluation is based on the Chief Executive Officer’s success in achieving his performance commitments, which include financial, strategic and leadership goals. The Chief Executive Officer also provides the Board of Directors with a self-evaluation of his performance.

The Board of Directors approves the Chief Executive Officer’s salary and target bonus compensation for the current fiscal year and his bonus compensation for the previous fiscal year in the first quarter of the fiscal year.

Determining Compensation for Other Named Executive Officers. The Compensation Committee approves the annual compensation (including salary, bonus and stock-based compensation) for our named executive officers (other than the Chief Executive Officer) based on:

•

the executive’s historical earnings, value of unvested equity incentives, benefits, perquisites and potential severance payments (if any);

•

the executive’s scope of responsibilities;

•

an evaluation of similar roles at peer group companies;

•

internal comparisons to the compensation of other executives;

•

evaluations of performance for the fiscal year, as submitted by the Chief Executive Officer, and supported by performance evaluation documents; and

•

the Chief Executive Officer’s recommendations for each named executive officer’s base pay and bonus amounts.

The Compensation Committee approves the salary, bonus compensation range and equity incentives for the current fiscal year for the named executive officers (other than the Chief Executive Officer) and their bonus compensation for the preceding fiscal year in the first quarter of the fiscal year after the relevant performance information is available.

Compensation Benchmarking

We compete for senior executive talent with various technology and services companies. Periodically we review the market competitiveness of our executive officer compensation programs. If the review shows that our executive compensation programs are not competitive, the Compensation Committee may adjust those programs appropriately.

Our philosophy is to target total compensation (base salary, bonus and stock) that is competitive in the market for executives in similar positions at similar companies with similar skills and experience. A named executive officer’s experience, performance, specific skill and or the unique nature of the scope of his or her responsibilities significantly influences that individual’s total pay package. We deliver a significant proportion of total compensation through short and long-term incentives in the form of cash bonuses and equity compensation.

When assessing the market competitiveness of our executive compensation program, the Compensation Committee reviews third-party surveys and publicly available data for companies that employ work forces with skill sets and professional backgrounds similar to those of EasyLink’s workforce. The Compensation Committee periodically reviews this “peer” group of companies to ensure that it remains an appropriate basis for comparison. As a result of such a review, the peer group was significantly enlarged in 2008 to provide a broader perspective on compensation practices and levels. Companies used in the 2007 comparison continue to be included in this broader group unless they no longer publicly report executive compensation data or unless they are no longer comparable to EasyLink in terms of size and workforce requirements.

During 2008, we considered the following peer group of technology companies in analyzing the appropriateness of our executive pay.

American Software

Cbeyond

Concurrent Corp.

Emageon

Innotrac

Internap

J2 Global

Manhattan Associates

Premiere Global

PRG-Schultz

Radian Systems

S1 Corp.

TRX Inc.

Website Pros, Inc.

Components of Compensation

The components of compensation for our named executive officers include salary, bonus, stock-based compensation and benefit programs. A significant portion of the potential cash compensation for our named executive officers is in the form of performance-based bonuses, and a portion of the total compensation for our named executive officers is in the form of grants of stock options or restricted shares. Performance-based bonuses are a key element of our compensation program because they align the interests of our executives with those of our stockholders. Stock-based compensation is a key element of our compensation program because: (a) it aligns the interests of our executives with those of our stockholders, and (b) the multi-year vesting schedule provides returns over a period aligned with our multi-year strategic plans while providing retention benefits to the Company.

Discussion of Elements of Compensation

Salary.  Salaries for our named executive officers are determined based on a variety of factors, including the executive’s scope of responsibilities, an evaluation of similar roles at peer group companies and a comparison of salaries to peers within the Company. Salaries are reviewed for our named executive officers once each year, and salaries may be adjusted after considering the above factors and the named executive officer’s performance.

Annual Cash Bonus. In fiscal year 2008, each of our named executive officers had the opportunity to earn a cash bonus up to a maximum percentage of his or her salary earned during the fiscal year, as set forth in the table below:

Name	Title	Percentage of Salary
Thomas J. Stallings	Chief Executive Officer	100.0%
Glen E. Shipley	Chief Financial Officer	100.0%
Teresa A. Deuel	Executive Vice President, Development and Customer Support	50.0%
Kevin R. Maloney	Executive Vice President of Worldwide Sales and Marketing	50.0%

Bonuses are provided to reward the achievement of business results against Company-wide and individual annual performance commitments and to deliver additional cash compensation as part of an overall compensation package that is competitive in the marketplace.

The Compensation Committee determines bonuses in its discretion based on performance across a range of qualitative and quantitative objectives during the performance period. Working with our Chief Executive Officer, each named executive officer establishes these objectives annually as performance commitments. The Chief Executive Officer in turn establishes his own commitments in consultation with the Compensation Committee. The commitments used to determine bonuses vary for each executive based on his or her responsibilities and may include financial or strategic measures, including:

•

revenue;

•

profitability;

•

innovation;

•

product and service development and implementation;

•

quality;

•

customer satisfaction;

•

organizational leadership;

•

strategic planning and development; and

•

efficiency and productivity.

Bonus objectives for fiscal 2008 were generally weighted 37.5% to the achievement of company-wide revenue targets, 37.5% to the achievement of company-wide profitability targets and 25% to the achievement of individual performance objectives.

For named executive officers other than the Chief Executive Officer, the Chief Executive Officer recommends individual bonus payments based on the executive’s performance against his or her commitments for the year. The Compensation Committee considers these recommendations and makes a final decision on the bonus payments.

For the Chief Executive Officer, the Compensation Committee recommends a bonus payment to the independent members of the Board of Directors. In making this recommendation, the Compensation Committee evaluates the performance of the Chief Executive Officer. The Board of Directors considers the Compensation Committee’s recommendation and the Chief Executive Officer’s performance evaluation in determining the bonus for the Chief Executive Officer.

Equity Compensation Awards. Named executive officers receive grants under our stock-based incentive program linked to Company performance. Our stock-based incentive program is designed to focus our top leaders on shared business goals that guide our annual and long-term growth and address specific business challenges by rewarding participants with interests in shares of our class A common stock depending on our performance. For fiscal year 2008, these interests were in the form of restricted stock and stock options.

We believe our stock based incentive program is an effective element of our compensation program because: (i) retention of executives is enhanced by having a significant percentage of total compensation derived from equity awards and by using a multi-year vesting schedule for the awards; and (ii) the program aligns management’s interests with our stockholders’ long-term interests through award values that change with long-term stockholder interests.

We have historically not granted equity awards on a predetermined schedule. The Compensation Committee reviews total compensation, compensation mix, potentially-realizable value and unvested awards of our named executive officers and makes grants as appropriate to maintain suitable retention and performance incentives for our named executive officers. The Compensation Committee determines the size of the target award for each named executive officer based on the Chief Executive Officer’s recommendations and the Compensation Committee’s assessment of the executive’s scope of responsibilities and compensation relative to other executives at the Company and comparable positions at other companies.

Prior to vesting and exercise, executives do not have the right to vote or receive dividends on shares underlying an option award or with respect to restricted shares. Option grants and restricted shares are subject to forfeiture if the executive’s employment terminates before vesting for any reason other than disability or death.

Fiscal Year 2008 Equity Incentive Grants. Equity incentive grants during fiscal 2008 are set forth below in the table titled “Grants of Plan-Based Awards during Fiscal Year Ended July 31, 2008.” We include the SFAS No. 123(R) expense of these shares in the applicable named executive officer’s compensation in the Summary Compensation Table for fiscal years in which they vest.

Executive Benefits. The named executive officers are eligible for the same level and offering of benefits made available to other full-time employees, including our 401(k) plan, health care plan, life insurance plans and other welfare benefit programs.

Perquisites. We do not routinely provide any significant perquisites to our named executive officers.

Tax/Accounting Treatment of Compensation

Under Section 162(m) of the Internal Revenue Code, we may not be able to deduct certain forms of compensation in excess of $1 million paid to certain named executive officers that we employ at year-end. Certain performance-based compensation approved by stockholders is not subject to this deduction limit. Generally, in structuring compensation for our named executive officers, we consider whether the form of compensation will be deductible. However, other factors may be of greater importance than preserving deductibility of a particular form of compensation. Stock option grants under our equity incentive program are expected to qualify as performance-based compensation under Section 162(m). In accordance with SFAS No. 123(R), we measure the fair value of the stock options as of the date of grant using the expected value of the underlying common stock over the estimated life of the option, the exercise price, the risk-free rate of return, current market price volatility and any dividend yield. These awards are amortized over their applicable vesting period using the straight-line method.

Termination/Change-in-Control

Each of our named executive officers may be entitled to certain benefits following their termination or a change-in-control as described below in the section titled “Potential Payments Upon Termination or Change-in-Control” and “Employment Agreements.”

Summary Compensation Table

The following table contains information about compensation received by the named executive officers during the fiscal year ended July 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)

Thomas J. Stallings Chief Executive Officer	2008	366,871	300,000	141,900	98,156	357,465	-	1,264,392
	2007	250,000	-	-	258,729	203,125	-	711,854

Glen E. Shipley Executive Vice President and Chief Financial Officer	2008	227,187	150,000	70,950	21,687	221,906	-	691,730
	2007	175,000	-	-	70,686	82,750	-	328,436

Teresa A. Deuel Executive Vice President, Development and Customer Support	2008	195,833	-	13,027	49,885	100,125	-	358,870
	2007	150,000	-	-	106,655	80,000		336,655

Richard Gooding Former Vice President of Operations (4)	2008	213,212	98,198	85,996	-	50,188	-	447,594

Kevin R. Maloney Executive Vice President of Worldwide Sales and Marketing	2008	166,667	-	-	81,430	133,238	-	381,335

Thomas Murawski Former Chief Executive Officer of EasyLink Services Corporation (5)	2008	25,159	2,432,760	171,446	-	-	875,920	3,505,285

______________________

(1)

Represents amounts paid as a bonus during fiscal year 2008 outside of the Company’s annual cash incentive plan.  The Board of Directors issued special bonuses to Mr. Stallings and Mr. Shipley in its discretion in recognition of their extraordinary efforts and contributions in completing the Company’s acquisition of EasyLink Services Corporation on August 20, 2007. Amounts paid to Mr. Gooding and Mr. Murawski represent change-in-control bonuses paid to them pursuant to agreements entered into between them and EasyLink Services Corporation prior to the acquisition of EasyLink Services Corporation by our Company.

(2)

Represents non-equity incentive plan compensation paid in fiscal year 2009 based on performance during fiscal year 2008.

(3)

The $875,920 shown for Mr. Murawski represents severance payments paid to Mr. Murawski pursuant to his employment agreement with EasyLink Services Corporation which was entered into prior to the acquisition of EasyLink Services Corporation by our Company.

(4)

Mr. Gooding was an executive officer of the Company as of July 31, 2008 but terminated his employment in October 2008.  Mr. Gooding received $98,198 pursuant to a bonus agreement with EasyLink Services Corporation established prior to its acquisition by the Company.

(5)

Mr. Murawski was the Chief Executive Officer of EasyLink Services Corporation, which was acquired by the Company on August 20, 2007.  EasyLink Services Corporation is now a wholly-owned subsidiary of the Company.  Mr. Murawski is no longer an employee of the Company or any of its subsidiaries.

Grants of Plan-Based Awards during Fiscal Year Ended July 31, 2008

The following table provides information on equity and non-equity awards granted to the named executive officers during the fiscal year ended July 31, 2008.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)
		Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #
Thomas J. Stallings	8/28/2007	-	362,449	-	-	-	-	80,000	0	0	$3.87
Glen E. Shipley	8/28/2007	-	225,000	-	-	-	-	40,000	0	0	$3.87
Teresa A. Deuel	12/1/2007	-	100,000	-	-		-	20,000	0	0	$3.35
Kevin R. Maloney	12/1/2007	-	165,000	-	-	-	-	0	300,000	$3.35	$1.23
Richard Gooding	12/1/2007	-	50,000	-	-	-	-	20,000	0	0	$3.01
Thomas Murawski	-	-	-	-	-	-	-	0	0	0	0

________________________

(1)

Represents non-equity incentive compensation potential under the cash incentive compensation plan in effect for fiscal year 2008 at the threshold, target and maximum levels. For the fiscal year ending July 31, 2008 recipients were to be awarded 3.75% of the target amount for each 1% by which the Company exceeds its revenue or Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and non-cash compensation expense) targets for the fiscal year. Accordingly, there is no maximum limit on the amount payable under the non-equity incentive plan awards.

(2)

Represents estimated future payouts under equity incentive awards made during fiscal 2008.  Because the equity awards made during fiscal 2008 vest based on time and not on performance, there is no threshold, target or maximum payout levels.

Outstanding Equity Awards at Fiscal Year End July 31, 2008

The following table provides information on exercisable and unexercisable options held by the named executive officers on July 31, 2008.

Outstanding Equity Awards at Fiscal Year-End July 31, 2008
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Thomas J. Stallings	300,000	-	-	$0.96	12/1/2013	-	0
Thomas J. Stallings	25,000	-	50,000	$2.50	12/1/2013	-	0
Thomas J. Stallings	100,000	-	-	$1.01	10/14/2014	-	0
Thomas J. Stallings	66,000	-	-	$1.90	8/1/2015	-	0
Thomas J. Stallings	100,000	-	-	$2.75	11/17/2015	-	0
Thomas J. Stallings	100,000	-	-	$2.75	11/17/2015	-	0
Thomas J. Stallings	66,667	33,333	-	$3.50	9/25/2016	-	0
Thomas J. Stallings	-	-	-	-	-	43,333	$134,332
Glen E. Shipley	200,000	-	-	$0.90	11/8/2014	-	0
Glen E. Shipley	42,000	-	-	$1.90	8/1/2015	-	0
Glen E. Shipley	23,333	11,667	-	$3.50	9/25/2016	-	0
Glen E. Shipley	-	-	-	-	-	21,667	$67,168
Teresa A. Deuel	45,000	-	-	$1.40	6/9/2014	-	0
Teresa A. Deuel	105,000	-	-	$1.83	5/16/2015	-	0
Teresa A. Deuel	42,000	-	-	$1.90	8/1/2015	-	0
Teresa A. Deuel	23,333	11,667	-	$3.50	9/25/2016	-	0
Teresa A. Deuel	-	-	-	-	-	16,114	$49,953
Kevin R. Maloney	-	300,000	-	$3.35	12/1/2017	-	0
Richard Gooding	5,250	-	-	$1.52	5/14/2013	-	-
Richard Gooding	12,251	-	-	$2.80	6/21/2012	-	-
Richard Gooding	17,502	-	-	$3.03	4/25/2015	-	-
Richard Gooding	33,254	-	-	$3.58	8/7/2013	-	-
Richard Gooding	7,001	-	-	$3.78	8/3/2014	-	-
Richard Gooding	3,150	-	-	$6.29	9/10/2011	-	-
Richard Gooding	525	-	-	$20.54	3/26/2011	-	-
Richard Gooding	-	-	-	-	-	20,000	$62,000

(1)

Stock options granted to Mr. Maloney on December 1, 2007 vest as to 33.33% of the shares on December 1, 2008 and as to 2.77% of the shares on January 1, 2008 and each of the next 22 months thereafter with any remaining unvested options vesting on December 1, 2010.  Stock options granted to Mr. Stallings, Mr. Shipley and Ms Deuel on September 25, 2006 vest in three annual installments of 33.33% beginning on the first anniversary of the grant date.

(2)

Mr. Stallings has unvested options for 50,000 shares of the Company’s class A common stock resulting from a grant of options for 75,000 shares on December 1, 2003 that vested based upon the performance of the Company’s stock as follows: (a) options for 25,000 shares vested on the first date after December 1, 2003 that the Company’s stock’s closing price equaled or exceeded $3.50 per share for 20 consecutive trading dates; (b) options for an additional 25,000 shares will vest on the first date after December 1, 2003 that the Company’s stock’s closing price equals or exceeds $5.00 per share for 20 consecutive trading dates; and (c) options for an additional 25,000 shares will vest on the first date after December 1, 2003 that the Company’s stock’s closing price equals or exceeds $7.50 per share for 20 consecutive trading dates; provided, however, that any remaining unvested options will vest on December 1, 2008 or upon a change in control of the Company.

(3)

Shares of restricted stock granted to Mr. Stallings and Mr. Shipley on August 28, 2007 vest over time in twenty-four equal monthly installments of 4.166% of the stock granted beginning on September 28, 2007 and with any remaining unvested shares vesting on August 28, 2009.  Shares of restricted stock granted to Ms. Deuel on December 1, 2007 vest over time in thirty-five equal monthly installments of 2.77% of the stock granted beginning on January 1, 2008 with any remaining unvested shares vesting on January 1, 2011. Shares of restricted stock granted to Mr. Gooding on January 16, 2008 were to vest as to 33.33% of the shares on January 16, 2009 and as to 2.77% of the shares on each of the next 23 consecutive months after January 16, 2009 with any remaining unvested shares vesting on January 16, 2011.

(4)

Market value based on multiplying the number of unvested, restricted shares by the market price for the Company’s class A common stock on July 31, 2008 of $3.10.

Option Exercises and Stock Vested for Fiscal Year Ended July 31, 2008

During the fiscal year ended July 31, 2008, no stock options were exercised by any of the named executive officers. Stock awards vested in accordance with their terms as illustrated in the table on page 20 entitled “Outstanding Equity Awards at Fiscal Year End July 31, 2008.”

Potential Payments Upon Termination or Change-in-Control

With the exception of the employment agreements entered into between the Company and each of our executive officers described in further detail below in the section titled “Employment Agreements,” there are no contracts, agreements or plans (written or not) that provide for payments to any named executive officer upon, following or in conjunction with any termination, resignation, severance, retirement or change-in-control of the Company.

Employment Agreements

On April 1, 2008, the Company entered into an amended and restated employment agreement with Thomas J. Stallings, our Chief Executive Officer. The amended and restated employment agreement replaced the existing employment agreement between the Company and Mr. Stallings dated August 27, 2007. Mr. Stallings’ employment agreement has an initial term of two years from August 27, 2007 and renews annually thereafter. Pursuant to his employment agreement, Mr. Stallings is entitled to receive an annual base salary of $400,000, with a performance-related bonus targeted at $400,000 per year based on specific criteria set forth in the employment agreement. Under his employment agreement, Mr. Stallings has agreed not to solicit the Company’s customers or employees or compete with the Company for a period of one year following termination of his employment.

On September 12, 2008, the Company entered into a First Amendment to Mr. Stallings’ employment agreement.  As provided for in that First Amendment, Mr. Stallings is eligible to receive two times his base salary plus two times any target performance-related bonus that would be applicable in the fiscal year in the event of termination of Mr. Stallings’ employment due to his death or long-term disability, by the Company other than for cause or by Mr. Stallings due to an adverse change in his duties.

Mr. Stallings’ employment agreement also provides that, in the event of a “change of control” in the Company that any of Mr. Stallings’ then unvested equity grants would accelerate.  For purposes of the employment agreement, a change of control means the acquisition by a person or group of securities possessing more than 50% of the voting power to elect the directors of the Company, a merger or consolidation of the Company which results in less than 50% of the voting power to elect the directors of the surviving entity being beneficially held by the holders of the Company’s securities having the voting power to elect the directors of the Company prior to the merger or consolidation, or a transfer by the Company of substantially all of its assets except to a corporation in which the Company holds more than 50% of the voting power to elect the directors of the corporation.

For purposes of Mr. Stallings’ employment agreement, cause means conviction of (or pleading guilty or nolo contendere to) a felony or any misdemeanor involving dishonesty or moral turpitude or the willful and continued failure to substantially perform the executive’s duties with the Company (other than any failure resulting from death, illness or disability) that has, or can reasonably be expected to have, a direct and material adverse monetary effect on the Company. For purposes of the employment agreement, an adverse change in the executive’s duties means a change in his reporting responsibilities, titles, job responsibilities or offices that results in a material diminution of his status, control or authority, the assignment to him of any positions, duties or responsibilities that are materially inconsistent with his positions, duties and responsibilities or status with the Company immediately prior to the change, the requirement by the Company that the executive be based or perform his duties anywhere other than the principal executive offices of the Company, which are located not more than 25 miles from their location upon commencement of the employment agreement or a failure by the Company to provide for the executive’s participation in any employee benefit plans at a level or to an extent that is at least commensurate with that of other executive officers of the Company.

On April 1, 2008, the Company entered into an amended and restated employment agreement with Glen E. Shipley, our Chief Financial Officer.  The amended and restated employment agreement replaced the existing employment agreement between the Company and Mr. Shipley dated August 27, 2007.  The amended and restated

employment agreement has an initial term of one year from August 27, 2007 and renews annually thereafter. Pursuant to his employment agreement, Mr. Shipley is entitled to receive an annual base salary of $225,000, with a performance related-bonus targeted at $225,000 per year based on specific criteria as set forth in the employment agreement. Mr. Shipley has agreed not to solicit the Company’s customers or employees or compete with the Company for a period of one year following termination of his employment.

On September 12, 2008, the Company entered into a First Amendment to Mr. Shipley’s employment agreement.  As provided for in that First Amendment, Mr. Shipley is also eligible to receive two times his base salary plus two times any target performance-related bonus that would be applicable in the fiscal year in the event of termination of Mr. Shipley’s employment due to his death or long-term disability, by the Company other than for cause or by Mr. Shipley due to an adverse change in his duties. Mr. Shipley’s employment agreement also provides that, in the event of a “change of control” in the Company any of Mr. Shipley’s then unvested equity grants would accelerate.  For purposes of Mr. Shipley’s employment agreement, the terms change of control, cause and adverse change in duties are defined as described above with respect to Mr. Stallings’ employment agreement.

On December 1, 2007, the Company entered into an employment agreement with Teresa A. Deuel, our Executive Vice President of Development and Customer Support, which employment agreement has an initial term of one year and renews annually thereafter. Pursuant to her employment agreement, Ms. Deuel is entitled to receive an annual base salary of $200,000, with a performance related-bonus targeted at $100,000 per year based on specific criteria as set forth in the employment agreement.

Under her employment agreement, Ms. Deuel has agreed not to solicit the Company’s customers or employees or compete with the Company for a period of one year following termination of her employment. Under her employment agreement, Ms. Deuel is also eligible to receive 12 months of her base salary plus any target performance-related bonus that would have accrued in the fiscal year in the event of termination of her employment due to her death or long-term disability, by the Company other than for cause or by Ms. Deuel due to an adverse change in her duties, which amount would be paid in accordance with the Company’s then existing standard payroll policies (including payroll deductions) over the 12-month period following such termination.  Ms. Deuel’s employment agreement also provides that, in the event of a “change of control” in the Company any of Ms. Deuel’s then unvested equity grants would accelerate.  For purposes of Ms. Deuel’s employment agreement, the terms change of control, cause and adverse change in duties are defined as described above with respect to Mr. Stallings’ employment agreement.

On December 1, 2007, the Company entered into an employment agreement with Kevin R. Maloney, our Executive Vice President of Worldwide Sales and Marketing, which employment agreement has an initial term of one year and renews annually thereafter. Pursuant to his employment agreement, Mr. Maloney is entitled to receive an annual base salary of $250,000, with a performance related-bonus targeted at $250,000 per year based on specific criteria as set forth in the employment agreement.

Under his employment agreement, Mr. Maloney has agreed not to solicit the Company’s customers or employees or compete with the Company for a period of one year following termination of his employment. Under his employment agreement, Mr. Maloney is also eligible to receive 12 months of his base salary plus any target performance-related bonus that would have accrued in the fiscal year in the event of termination of his employment due to his death or long-term disability, by the Company other than for cause or by Mr. Maloney due to an adverse change in his duties, which amount would be paid in accordance with the Company’s then existing standard payroll policies (including payroll deductions) over the 12-month period following such termination. Mr. Maloney’s employment agreement also provides that, in the event of a “change of control” in the Company any of Mr. Maloney’s then unvested equity grants would accelerate.  For purposes of Mr. Maloney’s employment agreement, the terms change of control, cause and adverse change in duties are defined as described above with respect to Mr. Stallings’ employment agreement.

On November 14, 2008, the Company entered into an employment agreement with Chris A. Parker, our Executive Vice President of Production Operations, which employment agreement has an initial term of one year and renews annually thereafter. Pursuant to his employment agreement, Mr. Parker is entitled to receive an annual base salary of $200,000, with a performance related-bonus targeted at 25% of that base salary per year based on specific criteria to be determined.

Under his employment agreement, Mr. Parker has agreed not to solicit the Company’s customers or employees or compete with the Company for a period of one year following termination of his employment. Under his employment agreement, Mr. Parker is also eligible to receive 12 months of his base salary plus any target performance-related bonus that would have accrued in the fiscal year in the event of termination of his employment due to his death or long-term disability, by the Company other than for cause or by Mr. Parker due to an adverse change in his duties, which amount would be paid in a single lump sum in accordance with the Company’s then existing standard payroll policies (including payroll deductions).  Mr. Parker’s employment agreement also provides that, in the event of a “change of control” in the Company any of Mr. Parker’s then unvested equity grants would accelerate.  For purposes of Mr. Parker’s employment agreement, the terms change of control, cause and adverse change in duties are defined as described above with respect to Mr. Stallings’ employment agreement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

John S. Simon (Chairman)

Richard J. Berman

Kim D. Cooke

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended July 31, 2008.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has also discussed with Friedman LLP, the Company’s independent registered public accounting firm for the fiscal year ended July 31, 2008, matters relating to the auditors’ judgments about the acceptability, as well as the quality, of the Company’s accounting principles, as applied in its financial reporting as required by Statement on Auditing Standards No. 61, Communications with Audit Committees. Friedman LLP has confirmed to the Audit Committee that it is in compliance with the rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence. The Audit Committee received and discussed with Friedman LLP its written disclosures as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the Audit Committee’s review and discussion referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2008.

Audit Committee

Paul D. Lapides (Chairman)

Richard J. Berman

Donald R. Harkleroad

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE FOREGOING REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee reviews and approves transactions and business arrangements with businesses and other organizations in which any of our directors, executive officers, or nominees for director, or their immediate families, or a greater than 5% owner of our stock, may also be a director, executive officer, or investor, or have some other direct or indirect material interest, which we refer to in this discussion as “related-party transactions.” If a related-party transaction subject to review directly or indirectly involves a member of the Audit Committee (or an immediate family member), the remaining Audit Committee members will conduct the review. To receive Audit Committee approval, related-party transactions must have a business purpose for the Company and be on terms that are fair and reasonable to the Company and as favorable to the Company as would be available from non-related entities in comparable transactions.

There were no related-party transactions during the fiscal year ended July 31, 2008.

CODE OF ETHICS

The Company has adopted a Code of Ethics applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Controller, financial managers and any persons performing similar finance and accounting functions. The Company has posted the Code of Ethics in the Corporate Governance section of its web site at www.easylink.com by following the links for About EasyLink, Corporate Governance and Code of Ethics. If, in the future, the Company amends, modifies or waives a provision in the Code of Ethics, it may, rather than filing a current report on Form 8-K, satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting such information on the Company’s web site as necessary.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and stockholders owning more than 10% of the Company’s class A common stock, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and such stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file pursuant to these requirements. Based solely on the Company’s review of the copies of such forms that it has received, or written representations from reporting persons, the Company believes that during the fiscal year ended July 31, 2008, all executive officers and directors of the Company and such stockholders complied with all applicable filing requirements on a timely basis, with the exceptions that Messrs. Mecke and Maloney were each late in filing Form 3s to report their initial appointment as executive officers in December 2007 and Ms. Deuel was late in filing a Form 4 to report a grant of restricted stock that was received in December 2007.

FORM 10-K EXHIBITS

The Company has included with this Proxy Statement a copy of its Form 10-K (restated to incorporate the one amendment to Item 9A thereof) which is part of the Annual Report for the fiscal year ended July 31, 2008, including the financial statements, schedules and list of exhibits. The Company will mail without charge, upon written request, a copy of its Form 10-K exhibits. Requests should be sent to EasyLink Services International Corporation, 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092. They are also available, free of charge, at the SEC’s web site, www.sec.gov.

OTHER MATTERS

The Company knows of no other matter to be submitted to the stockholders for approval at the Annual Meeting. If any other matter properly comes before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the Annual Meeting regardless of the number of shares you hold. You are, therefore, urged to mark, sign and date the accompanying proxy card and return it to the Company as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

FOR THE BOARD OF DIRECTORS OF

EASYLINK SERVICES INTERNATIONAL

CORPORATION

Jonathan B. Wilson

Secretary

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

EASYLINK SERVICES INTERNATIONAL CORPORATION ATTN: JONATHAN WILSON 6025 THE CORNERS PARKWAY, SUITE 100 NORCROSS, GA 30092

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in  future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ESYLK 1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EASYLINK SERVICES INTERNATIONAL CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSAL 2.

Vote on Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		[ ]	[ ]	[ ]
1. ELECTION OF DIRECTORS
Nominees:
01) Richard J. Berman	04) Paul D. Lapides
02) Kim D. Cooke	05) John S. Simon
03) Donald R. Harkleroad	06) Thomas J. Stallings

Vote on Proposal	For	Against	Abstain
	[ ]	[ ]	[ ]
2. Proposal to ratify the appointment of Friedman LLP to be the Company's independent registered public accounting firm for the fiscal year ending July 31, 2009.

3. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The  shares  represented  by  this  proxy,  when  properly  executed,  will  be  voted  in  the  manner  directed  herein  by  the  undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. [ ]

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important  Notice  Regarding  Internet  Availability  of  Proxy  Materials  for  the  Annual  Meeting:

The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

EASYLINK SERVICES INTERNATIONAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JANUARY 8, 2009

The stockholder(s) hereby appoint(s) Thomas J. Stallings, Glen E. Shipley and Jonathan B. Wilson, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of EasyLink Services International Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on January 8, 2009, at the Company's headquarters at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR THE PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE